EXHIBIT 16.1

March 9, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Rostock Ventures Corp. Form 8-K dated March 9, 2010, and we agree with the statements made therein concerning our firm.

Yours truly,

/s/ MaloneBailey, LLP

Houston, Texas

www.malone-bailey.com